Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Brandywine Blue Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the Brandywine Blue Fund, Inc. for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brandywine Blue Fund, Inc. for the stated period.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Blue Fund, Inc.
Dated: October 24, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandywine Blue Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Brandywine Blue Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the Brandywine Blue Fund, Inc. for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brandywine Blue Fund, Inc. for the stated period.

/s/J. Gordon Kaiser J. Gordon Kaiser Chief Financial Officer Brandywine Blue Fund, Inc.
Dated: October 24, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandywine Blue Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.